Exhibit 99.2

F&M BANCORPORATION INC. IMPORTANT SPECIAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Your signature below constitutes your appointment of the proxies and attorneys-in-fact as indicated on the reverse side hereof. A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. For Against Abstain Proposal to adopt and approve the Agreement and Plan of Reorganization, dated as of August 29, 2013, as amended (as it may be further amended from time to time, the “reorganization agreement”), by and between Prosperity Bancshares, Inc. (“Prosperity”) and F&M Bancorporation Inc. (“FMBC”) and the transactions contemplated thereby, including the merger of FMBC with and into Prosperity, all on and subject to the terms and conditions contained therein. For Against Abstain 2. Proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of such adjournment to adopt and approve the reorganization agreement and the transactions contemplated thereby. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1UP X 1813421 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — F&M BANCORPORATION INC. PROXY FOR STOCKHOLDERS MEETING KNOW ALL MEN BY THESE PRESENTS: That I, the undersigned owner of shares of the common stock of F&M BANCORPORATION INC. (“FMBC”), revoking any proxy heretofore given in connection with the stockholders’ meeting referenced below, do hereby constitute and appoint Jeffrey D. Hassell and R. Wayne Booth, and each of them singly, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned with full authority to represent and vote all shares of common stock of the undersigned at the special meeting of the stockholders of FMBC to be held at the offices of FMBC, 1330 South Harvard Avenue, Tulsa, Oklahoma 74112, at [            ], on [            ] 2014, and at any adjournment or postponement thereof, upon the matters designated on the reverse side, as more fully set forth in the Proxy Statement/Prospectus, voting as specified on the reverse side with respect to such matters, and voting in the discretion of the above-named persons on such other matters as may properly come before the special meeting. The shares represented by this proxy will be voted as directed by the undersigned. The Board of Directors of FMBC recommends a vote “FOR” each of Proposals 1 and 2. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY VOTING INSTRUCTIONS, THE PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1 AND 2. (Items to be voted appear on reverse side.)